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                       UNITED INTERNATIONAL HOLDINGS, INC.

                                  $394,000,000

                   14% SENIOR SECURED DISCOUNT NOTES DUE 1999



                             SUPPLEMENTAL INDENTURE

                          Dated as of February 5, 1998







                        FIRSTAR BANK OF MINNESOTA, N.A.,



                                Successor Trustee



                           Supplementing the Indenture
                     dated as of November 23, 1994, between
                     United International Holdings, Inc. and
              Firstar Bank of Minnesota, N.A., as successor trustee



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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

ARTICLE I.    AMENDMENTS.................................................... 1
              ----------

              Section 1.01   Definitions.................................... 1
              Section 1.02   Deletion of Certain Sections................... 2
              Section 1.03   Amendment to Section 4.10...................... 2
              Section 1.04   Amendment to Section 4.18...................... 3
              Section 1.05   Amendment to Section 6.01...................... 3
              Section 1.06   Amendment to Section 10.01..................... 4

ARTICLE II.   MISCELLANEOUS................................................. 5
              -------------

              Section 2.01   Original Indenture Confirmed and Ratified...... 5
              Section 2.02   Severability................................... 5
              Section 2.03   Counterpart Originals.......................... 5
              Section 2.04   Table of Contents, Headings, etc............... 5
              Section 2.05   Governing Law.................................. 5



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          SUPPLEMENTAL INDENTURE dated as of February 5, 1998 (the "Supplemental
Indenture"), amending the Indenture dated as of November 23, 1994 (the "Original Indenture") between United International Holdings, Inc., a Delaware corporation (the "Company"), and Firstar Bank of Minnesota, N.A., as successor trustee (the "Trustee"), pursuant to which the Company issued $394,000,000 principal amount
at  maturity  of  its  14%  Senior   Secured   Discount   Notes  due  1999  (the
"Securities").

          The parties entered into the Original Indenture to provide for the issuance of the Securities and related matters.

          Pursuant to section 9.02 of the Original Indenture, the consent of holders of more than the required percentage of outstanding principal amount of the Securities has been obtained for the amendment of the Original Indenture.

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I.

                                   AMENDMENTS
                                   ----------

          Section 1.01 DEFINITIONS.

               (a) The following definitions shall be added to the Original Indenture.

               "New Notes" means the Company's 10 3/4% Senior Secured Discount Notes due 2008 issued pursuant to an Indenture dated as of February 5, 1998 between the Company and the Trustee.

               "Original Indenture" means the Indenture dated as of November 23, 1994 between the Company and the Trustee.

               "Supplemental Indenture" means this Supplemental Indenture dated as of February 5, 1998 between the Company and the Trustee.

               (b) The following definition in the Original Indenture shall be amended to read as follows:

               "Indenture" means the Original Indenture and the Supplemental Indenture, as further amended or supplemented from time to time.

               (c) Section 1.01 of the Original Indenture shall be amended by deleting in their entirety the following definitions, including any reference to them in the Original Indenture: Consolidated Cash Flow, Consolidated Debt, Consolidated Debt to Consolidated Cash Flow Ratio, Consolidated Invested Equity Capital, Consolidated Net Income, Disqualified Stock, Existing Indebtedness, Guarantee, Net Income, New Equity Offering Proceeds, Non-Recourse Debt, Permitted Refinancing Indebtedness, Project Financing, Related Business,

Subordinated Indebtedness, Total Market Capitalization, Total Market Value of Equity, Weighted Average Life to Maturity.

               (d) Section 1.02 of the Original Indenture shall be amended by deleting in their entirety the following definitions, including any reference to them in the Original Indenture: Affiliate Transaction, incur, Joint Venture Offer, Joint Venture Payment and Unrestricted Investment.

          Section 1.02 DELETION OF CERTAIN SECTIONS. The following sections of the Original Indenture are hereby deleted in their entirety: Sections 4.05, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.15, 4.20, 5.01, and 5.02.

          Section 1.03 AMENDMENT TO SECTION 4.10. Section 4.10 of the Original Indenture is hereby deleted in its entirety and the following new Section 4.10 shall be inserted in lieu thereof:

SECTION 4.10.  ASSET SALES

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors) of the assets sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of (A) any liabilities of any Restricted Subsidiary as shown on such Restricted Subsidiary's most recent balance sheet or in the notes thereto (other than liabilities that are incurred in connection with, or in contemplation of, such Asset Sale) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this paragraph.

          Within 12 months after any Asset Sale, other than an Asset Sale of all or part of the Company's direct or indirect ownership interest in JVI (or any successor thereto), the Company (or the applicable Restricted Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale to make a Permitted Investment (other than an Investment in Cash Equivalents). Any Net Proceeds from an Asset Sale that are not applied within 12 months after such Asset Sale to make a Permitted Investment as provided in the first sentence of this paragraph and all Net Proceeds from an Asset Sale of all or part of the Company's direct or indirect interests in JVI (or any successor thereto), less any amounts required by the terms of any instrument governing any other Indebtedness ranking senior or PARI PASSU in right of payment to the Senior Notes to be applied to the repurchase or offer to repurchase by the Company of such other Indebtedness as a result of any such Asset Sale, will be deemed to constitute "EXCESS PROCEEDS," PROVIDED that, in the case of an Asset Sale by a Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary of the Company, only the Company's Pro Rata Portion of such Net Proceeds shall constitute Excess Proceeds. Pending final application of any Net Proceeds of an

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Asset Sale to a  Permitted  Investment  (other than Cash  Equivalents)  or to an
Asset Sale Offer, such Net Proceeds may only be invested in Cash Equivalents. When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will be required to make an offer to all Holders to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds (an "ASSET SALE OFFER"), at an offer price in cash equal to 100% of the Accreted Value thereof as of the date of purchase (the "ASSET SALE PAYMENT"), pursuant to the provisions of Section 3.01 hereof. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "ASSET SALE OFFER PERIOD"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "ASSET SALE PURCHASE DATE"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to this Section 4.10. To the extent that the aggregate Accreted Value of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds to be applied to purchase Senior Notes, the Company may use any remaining Excess Proceeds for any purpose permitted by the other provisions of this Indenture. If the aggregate Accreted Value of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Senior Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          Notwithstanding the foregoing, to the extent that the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, such securities and other noncash proceeds will not be treated as Net Proceeds of an Asset Sale unless and until the Company receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of, or extraordinary dividend or return of capital on, such securities or other noncash property and then only to the extent of the cash of Cash Equivalents received.

          Section 1.04 AMENDMENT TO SECTION 4.18. Section 4.18 of the Original Indenture is hereby deleted in its entirety and the following new Section 4.18 shall be inserted in lieu thereof:

SECTION 4.18  SUBSIDIARY STRUCTURE.

          Notwithstanding anything in the Indenture to the contrary, the Company shall not make any Investment in any Person, directly or indirectly, other than through UIPI or JVI, which together shall be required to hold, directly or indirectly, all Investments made by the Company or any of its Restricted Subsidiaries after the date of this Indenture (except that the Company may hold cash or Cash Equivalents in amounts necessary to meet payroll and other operating expenses of the Company and JVI). In addition, (i) each of UIPI and JVI shall at all times continue to be a direct Wholly Owned Restricted
Subsidiary of the Company and the Company will not have any other direct Subsidiaries, (ii) neither UIPI nor JVI shall (although its Restricted Subsidiaries and Restricted Affiliates may) incur Indebtedness, except intercompany Indebtedness from UIPI or JVI to the Company that is pledged pursuant to the Pledge Agreement, or issue any preferred stock, (iii) JVI shall at all times be the direct beneficial and record owner of all of the Company's direct and indirect interests in UPC other than those interests held or reserved to be held (as of the Issue Date) through the foundation administering UPC's employee equity incentive plan, (iv) neither JVI nor UIPI shall incur or suffer to exist any Lien on any of its assets other than Permitted Liens, and (v) neither JVI nor UIPI shall consolidate or merge with or into any other Person.

          Section 1.05 AMENDMENT TO SECTION 6.01. Section 6.01, subparagraph (b) of the Original Indenture is hereby deleted its entirety and the following new subparagraph (b) shall be inserted in lieu thereof:

          "(b) [intentionally omitted]."

          Section 1.06 AMENDMENT TO SECTION 10.01. Section 10.01 of the Original Indenture is hereby deleted in its entirety and the following new Section 10.01 shall be inserted in lieu thereof:

SECTION 10.01  PLEDGE AGREEMENT

          The due and punctual payment of the principal of or Accreted Value (as applicable), and premium, if any, on the Securities, the Senior Notes and the New Notes when and as the same shall be due and payable, whether at maturity, by acceleration, repurchase or otherwise, and interest on the overdue principal or Accreted Value (as applicable) of, and premium, if any, on the Securities, the Senior Notes and the New Notes and performance of all other obligations of the Company to the Holders of Securities and Senior Notes or the Trustee under this Indenture and the Securities and the indenture governing the terms of the Senior Notes and the New Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement that the Company has entered into simultaneously with the execution of this Indenture, as amended, concurrently with the issuance of the New Notes. Each Holder of Securities by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby and the indenture governing the terms of the Senior Notes and the New Notes, according to the intent and
purposes  herein  expressed.   The  Company  shall  take,  or  shall  cause  its
Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of the Securities, the Senior Notes and the New Notes, superior to and prior to the rights of all other third Persons and subject to no Liens other than Permitted Liens.

                                   ARTICLE II

                                  MISCELLANEOUS

          Section 2.01 ORIGINAL INDENTURE CONFIRMED AND RATIFIED. Except as for the changes provided herein, the Original Indenture and the Securities are in all other respects hereby approved, ratified and confirmed and shall remain in full force and effect in accordance with their terms.

          Section 2.02 SEVERABILITY. In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 2.03 COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 2.04 TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 2.05 GOVERNING LAW. The internal laws of the State of New York shall govern and be used to construe this Supplemental Indenture.

                            [Signature page follows]











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          IN WITNESS  WHEREOF,  the parties  have each caused this  Supplemental
Indenture to be duly executed and delivered as of the dates set forth below.


Dated as of February 5, 1998                UNITED INTERNATIONAL HOLDINGS, INC.



                                            By:     /s/  J. Timothy Bryan
                                               ---------------------------------
                                                     J. Timothy Bryan
                                                     Chief Financial Officer

Attest:

/s/   Ellen P. Spangler                                  (SEAL)
-------------------------------------



Dated as of February 5, 1998                FIRSTAR BANK OF MINNESOTA, N.A.
                                                as successor in interest to

                                            AMERICAN BANK NATIONAL ASSOCIATION
                                                Trustee



                                            By:     /s/  Frank P. Leslie, III
                                               ---------------------------------
                                                     Frank P. Leslie, III
                                                     Vice President

Attest:

/s/   Angela Weidell Labathe                             (SEAL)
-------------------------------------



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